UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2013

WINDAUS GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	0-54360	46-3547127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

819 Buckeye Street North Vernon, Indiana 47265
(Address of Principal Executive Offices)

(812) 953-1481

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Explanatory Note

Windaus Global Energy, Inc. (the “Company”) filed its Current Report on Form 8-K/A on August 16, 2013, to amend the Current Report on Form 8-K/A amended the Current Report on Form 8-K filed by the Company on May 28, 2013, and to provide the information that would be required if the registrant were filing a general form of registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended. This Current Report on Form 8-K/A is being filed to provide the following information: (1) a corrected IRS Employer Identification Number, which is reflected on the cover page hereof; (2) to amend and restate the disclosure in Section 4.01 to reflect certain corrected dates of termination of the Company’s prior auditor, and to provide the letter from the prior letter required under Section 4.01 hereof; and (3) to disclose certain recent additional sales of unregistered securities. All other information contained in the Current Report on Form 8-K/A on August 16, 2013, remains unchanged.

Item 3.02 Unregistered Sales of Equity Securities.

On or about August 30, 2013, the Company entered into subscription agreements with three (3) accredited investors for the issuance of 920,000 shares at $0.25 per share together with warrants to purchase 830,000 shares at $0.50 per share for an aggregate purchase price of $230,000.

These securities were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On August 12, 2013, our board of directors dismissed Weinberg & Company, P.A. (“Weinberg”), as our independent registered public accountant.

Weinberg’s report on the financial statements for the fiscal years ended June 30, 2012 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.

During the fiscal years ended June 30, 2012, and in the subsequent interim period through August 12, 2013, the date of dismissal of Weinberg, there were no disagreements with Weinberg on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weinberg, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended June 30, 2012 and 2011, and in the subsequent interim period through August 12, 2013, the date of dismissal of Weinberg, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We have provided a copy of the above disclosures to Weinberg and requested Weinberg to provide it with a letter addressed to the U.S. Securities and Exchange Commission stating whether or not Weinberg agrees with the above disclosures. A copy of Weinberg’s response letter is attached hereto as Exhibit 16.1.

(b) New Independent Registered Public Accounting Firm

On May 16, 2013, our board of directors approved the engagement of Malone Bailey, LLP (“Malone Bailey”), as the Company’s new independent registered public accounting firm.

During the fiscal year ended December 31, 2012, and the subsequent interim period prior to the engagement of Malone Bailey, the Company has not consulted Malone Bailey regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(o)(1)(iv)) or a reportable event (as defined in Item 304(a)(1)(v)).

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description

16.1*	Letter from Weinberg & Company, P.A.

* Filed herewith

(2)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Windaus Global Energy, Inc.

Date: September 4, 2013	By:	/s/ Daniel Bates
Name: Daniel Bates
Title: Chief Executive Officer